Exhibit 99.1

PROVIDENCE SERVICE CORPORATION

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Fletcher McCusker – Chairman and CEO	Alison Ziegler - General Information
Kate Blute – Director of Investor and Public Relations	Susan Garland – Analyst Information
520/747-6600	212/445-8300
Cynthia Martin – Media Information
312/640-6741

FOR IMMEDIATE RELEASE

Providence Service Corporation Announces Record

Third Quarter 2004 Results

Highlights:

•	Total revenue grew 90% year over year to a record $28.2 million and 36% over Q2 in spite of four Florida hurricanes

•	Managed revenue grew 126% to a record $35.1 million

•	Total client census grew to 27,734 from 12,756 a year ago, a 117% increase

•	Total direct and managed contracts grew to 301

•	Aspen Community Services contributed $5.2 million to third quarter 2004 revenue

TUCSON, ARIZONA – November 8, 2004 — The Providence Service Corporation (Nasdaq: PRSC) today announced financial results for the third quarter ended September 30, 2004.

For the third quarter of 2004, the Company reported net income available to common stockholders of $2.1 million, or $0.22 per diluted share, an increase from the net loss available to common stockholders of $3.4 million, or ($0.70) per diluted share for the quarter ended September 30, 2003, which included IPO related charges. Excluding IPO related charges (see reconciliation), net income available to common stockholders for the third quarter of 2003 was $1.0 million, or $0.16 per diluted share, for a year over year gain of $1.1 million. Revenue was $28.2 million for the third quarter of 2004, an increase of 90% from $14.8 million for the same quarter last year. Providence’s direct client census grew to 14,449 at September 30, 2004, a 179% increase from 5,171 at September 30, 2003. The number of direct contracts increased to 190 at September 30, 2004 from 126 at September 30, 2003.

For the first nine months of 2004, the Company reported net income available to common stockholders of $4.7 million, or $0.50 per diluted share an increase from the

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5524 E. Fourth Street • Tucson, Arizona 85711 • Tel 520/747-6600 • Fax 520/747-6605 • www.provcorp.com

Providence Service Corporation Reports Third Quarter Financial Results

net loss available to common stockholders of $2.2 million, or ($0.73) per diluted share, for the same period last year, which included IPO related charges. Excluding IPO related charges (see reconciliation), net income available to common stockholders for the nine months ended September 30, 2003 was $2.1 million, or $0.42 per diluted share, for a year over year gain of $2.6 million. Revenue increased 57% to $67.4 million for the nine months ended September 30, 2004 from $42.9 million for the same period one year ago.

Managed revenue, which represents revenue of the not-for-profit social services organizations the Company manages in return for a negotiated management fee, increased 126% to $35.1 million from $15.5 million for the same quarter one year ago. For the nine months ended September 30, 2004, managed revenue increased 84% to $84.5 million from $45.8 million for the same period last year. Managed revenue is presented to provide investors with an additional measure of the size and depth of the operations under Providence’s direction and can help investors understand trends in management fee revenue. Managed client census grew to 13,285 at September 30, 2004 as compared to 7,585 at September 30, 2003. Contracts of managed entities grew from 66 to 111 year over year.

“We are very pleased with our strong third quarter results, particularly given that our largest state, Florida, was hit with four disruptive hurricanes,” commented Fletcher McCusker, Chairman and CEO of Providence. “Our performance was possible largely due to our home and community based delivery model, which enabled our employees to continue to see their clients on all but a few of the worst days. This would not have been possible if we were a facility based provider and is a testament to our flexibility and program delivery model.”

“We also had significant census and contract growth as a result of acquisitions, including our Aspen acquisition, a well as our July 1 new business cycle. In fact, our total direct and managed contracts grew to 301. This strong performance make us confident in our previously issued 2004 calendar year guidance of $93.0 million to $95.0 million of revenue and earnings per share of between $0.71 to $0.73,” McCusker concluded.

Providence will hold a conference call at 11:00 a.m. ET (9:00 a.m. MT, 8:00 a.m. PT) on Tuesday, November 9, 2004. Interested parties are invited to listen to the call live over the Internet at www.provcorp.com or www.fulldisclosure.com or by dialing (800) 257-3401. International callers should dial (303) 262-2131. A replay of the teleconference will be available on www.provcorp.com and www.fulldisclosure.com. A replay will also be available until November 15, 2004 by dialing (800) 405-2236 or (303) 590-3000, and using passcode 11004931.

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Providence Service Corporation Reports Third Quarter Financial Results

Providence Service Corporation, through its owned and managed entities, provides home and community based social services to government sponsored clients under programs such as welfare, juvenile justice, Medicaid and corrections. Providence operates no beds, treatment facilities, hospitals, or group homes preferring to provide services in the client’s own home or other community setting. Through its owned and managed entities, Providence maintains 301 government contracts in 21 states and the District of Columbia as of September 30, 2004.

In addition to the financial results prepared in accordance with generally accepted accounting principles (GAAP) provided throughout this document, we have provided certain non-GAAP measurements, which present our comparative prior year earnings on a pro forma basis excluding certain expenses related to our Initial Public Offering (IPO). Details of the excluded items and a reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measures are presented in the table below. The non-GAAP measures do not replace the presentation of our GAAP financial results. We have provided this supplemental non-GAAP information because we believe it provides meaningful comparisons of the results of our operations for the periods presented in this press release. The non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies. The items excluded in the non-GAAP measures pertain to certain items that are considered to be material so that exclusion of the items would, in management’s belief, enhance a reader’s ability to compare the results of our business after excluding these items.

Certain statements herein, such as any statements about Providence’s confidence or strategies or its expectations about revenues, results of operations, profitability, contracts or market opportunities, constitute “forward-looking statements” within the meaning of the private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause Providence’s actual results or achievements to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, reliance on government-funded contracts, risks associated with government contracting, risks involved in managing government business, legislative or policy changes, challenges resulting from growth or acquisitions, adverse media and legal, economic and other risks detailed in Providence’s other filings with the Securities and Exchange Commission. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Providence undertakes no obligation to update any forward-looking statement contained herein.

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Providence Service Corporation Reports Third Quarter Financial Results

The Providence Service Corporation

Condensed Consolidated Statements of Operations

(in thousands except share and per share data)

(UNAUDITED)

	Three months ended September 30		Nine months ended September 30
	2004	2003	2004	2003
Revenues:
Home and community based services	$21,894	$10,872	$49,607	$30,958
Foster care services	3,357	2,425	9,867	7,574
Management fees	2,968	1,537	7,879	4,396

	28,219	14,834	67,353	42,928

Operating expenses:
Client service expense	20,599	11,394	49,441	33,015
General and administrative expense	3,619	1,548	9,026	4,384
Depreciation and amortization	434	202	910	688

Total operating expenses	24,652	13,144	59,377	38,087

Operating income	3,567	1,690	7,976	4,841

Other (income) expense:
Interest expense	98	393	327	1,516
Interest income	(43)	(12)	(132)	(29)
Write-off of deferred financing costs	—	412	—	412
Put warrant accretion	—	631	—	631
Equity in earnings of unconsolidated affiliate	—	(23)	—	(156)

Income before income taxes	3,512	289	7,781	2,467
Provision for income taxes	1,405	122	3,112	962

Net income	2,107	167	4,669	1,505
Preferred stock dividends	—	3,556	—	3,749

Net income (loss) available to common stockholders	$2,107	$(3,389)	$4,669	$(2,244)

Earnings (loss) per common share:
Basic	$0.22	$(0.70)	$0.51	$(0.73)

Diluted	$0.22	$(0.70)	$0.50	$(0.73)

Weighted-average number of common shares outstanding:
Basic	9,466,470	4,856,246	9,129,979	3,082,110
Diluted	9,584,133	4,856,246	9,265,621	3,082,110

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Providence Service Corporation Reports Third Quarter Financial Results

The Providence Service Corporation

Condensed Consolidated Balance Sheets

(in thousands except share and per share data)

	September 30 2004	December 31 2003
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$11,869	$15,004
Accounts receivable, net of allowance of $1,162,000 and $69,000	17,659	9,199
Held-to-maturity investments	—	3,973
Management fee receivable	4,709	3,577
Prepaid expenses and other	2,382	947
Deferred tax asset	617	617

Total current assets	37,236	33,317
Property and equipment, net	2,186	1,772
Note receivable from not-for-profit affiliate	1,282	407
Goodwill	23,379	13,429
Intangible assets, net	7,336	986
Deferred tax asset	1,543	1,543
Other assets	1,025	1,834

Total assets	$73,987	$53,288

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	1,281	$1,001
Accrued expenses	8,199	4,732
Deferred revenue	1,207	—
Current portion of capital lease obligations	102	89
Current portion of long-term obligations	272	1,494

Total current liabilities	11,061	7,316
Capital lease obligations, less current portion	59	139
Long-term obligations, less current portion	800	2,100

Stockholders’ equity:
Common stock: Authorized 40,000,000 shares; $0.001 par value; 9,472,161 and 8,481,839 issued and outstanding (including treasury shares)	9	8
Additional paid-in capital	65,618	51,773
Accumulated deficit	(3,261)	(7,930)

	62,366	43,851
Less 146,905 and 135,501 treasury shares, at cost	299	118

Total stockholders’ equity	62,067	43,733

Total liabilities and stockholders’ equity	$73,987	$53,288

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Providence Service Corporation Reports Third Quarter Financial Results

The Providence Service Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(UNAUDITED)

	Nine months ended September 30
	2004	2003
Operating activities
Net income	$4,669	$1,505
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	511	688
Amortization	399	—
Amortization of deferred financing costs and discount on investment	76	45
Stock compensation	129	131
Write-off of deferred financing upon retirement of debt	—	412
Put warrant accretion	—	631
Equity in earnings of unconsolidated affiliate	—	(157)
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade accounts receivable, net	(4,229)	(2,648)
Management fee receivable	(1,111)	(1,094)
Prepaid expenses and other	(714)	(541)
Accounts payable	5	(669)
Accrued expenses	2,141	838
Deferred revenue	721	—

Net cash provided by (used in) operating activities	2,597	(859)
Investing activities
Purchase of property and equipment	(624)	(824)
Acquisition of businesses, net of cash acquired	(17,468)	(2,149)
Redemption (purchase) of held-to-maturity investments	4,000	(3,956)
Note receivable from unconsolidated affiliate	(875)	—
Restricted cash for contract performance	(613)	—
Distributions received from unconsolidated affiliate	—	126

Net cash used in investing activities	(15,580)	(6,803)
Financing activities
Net payments on revolving note	(21)	(3,289)
Payments of capital leases	(67)	(131)
Proceeds from common stock issued pursuant to stock option exercise, net	887	—
Proceeds from common stock offering, net	12,649	36,816
Payment of preferred stock dividends	—	(1,071)
Proceeds from long-term debt	—	3,350
Debt financing costs	(100)	(137)
Repayments of short-term debt	(1,400)	—
Repayments of long-term debt	(2,100)	(12,727)

Net cash provided by financing activities	9,848	22,811

Net change in cash	(3,135)	15,149
Cash at beginning of period	15,004	1,019

Cash at end of period	$11,869	$16,168

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Providence Service Corporation Reports Third Quarter Financial Results

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Diluted Earnings Per Share Excluding IPO Related Expenses

(in thousands, except share and per share data)

	Three months ended September 30, 2003	Nine months ended September 30, 2003
Numerator:
Net loss available to common stockholders	$(3,389)	$(2,244)
Add:
IPO consent fee to preferred stockholders	3,500	3,500
Settlement of put warrant	631	631
Write-off of deferred financing charges (net of tax)	251	251

Numerator for basic earnings per share—income available to common stockholders excluding IPO related expenses	993	2,138
Effect of dilutive securities:
Preferred stock dividends and convertible notes	82	365

Numerator for diluted earnings per share—income available to common to common stockholders excluding IPO related expenses after assumed conversions	$1,075	$2,503

Denominator:
Denominator for basic earnings per share—weighted-average shares	4,856,246	3,082,110
Effect of dilutive securities:
Preferred stock conversion	1,030,235	1,532,145
Warrants	411,190	611,513
Convertible debt	314,591	467,853
Common stock options	276,875	275,813

Dilutive potential common shares	2,032,891	2,887,324

Denominator for diluted earnings per share, excluding IPO related expenses—adjusted weighted-average shares and assumed conversion	6,889,137	5,969,434

Diluted earnings per share, excluding IPO related expenses	$0.16	$0.42

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